UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2005

________________________

FIRST CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-23991	58-2362335
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
____________________________

3320 Holcomb Bridge Road, N.W., Suite A
Norcross, Georgia
(Address of principal executive offices)

30092
(Zip Code)
_______________________________

Registrant's telephone number, including area code: (888) 921-2265
_______________________________

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2005, First Capital Bancorp, Inc. (“FCB”) and Flag Financial Corporation (“Flag”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which FCB shall be merged with and into Flag (the “Merger”). Following completion of the Merger, it is anticipated that First Capital Bank, a wholly owned subsidiary of FCB, will be merged with and into Flag Bank, a wholly owned subsidiary of Flag. Under the terms of the Merger Agreement, each outstanding share of FCB common stock will be exchanged in the Merger for 1.6 shares of Flag common stock (the “Exchange Ratio”). Any non-institutional FCB shareholder that would own more than 384,000 shares of Flag common stock following the Merger will receive a cash payment, in lieu of shares of Flag common stock over the 384,000 share threshold, equal to the number of such excess shares multiplied by the average closing price of Flag’s common stock for the 20 trading days immediately following the public announcement of the Merger. In addition, Flag will assume each outstanding option to acquire shares of FCB common and the shares subject to such options and the corresponding exercise prices will be adjusted to reflect the Exchange Ratio.

The Merger has been approved by the boards of directors of both FCB and Flag and is subject to the approval of the shareholders of both FCB and Flag. Each director of FCB and Flag has executed a support agreement pursuant to which he or she has agreed to vote all FCB or Flag shares, as the case may be, beneficially owned in favor of the Merger. In additional to shareholder approvals, the Merger is subject to customary regulatory approvals including approval by the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance. The Merger Agreement also includes customary representations, warranties and covenants of both parties. FCB and Flag expect the Merger to close in the fourth quarter of 2005.

A copy of the Merger Agreement is filed with this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

2.1	Agreement and Plan of Merger dated May 26, 2005, between First Capital Bancorp, Inc. and Flag Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

Date: June 2, 2005	By:	/s/ H.N. Padget, Jr.
H.N. Padget, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.   Description of Exhibit

2.1	Agreement and Plan of Merger dated May 26, 2005, between First Capital Bancorp, Inc. and Flag Financial Corporation.